Exhibit 10.22

EXECUTION COPY

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (the “Forbearance”), dated as of November 23, 2010 is among ADVANCED LIFE SCIENCES, INC. (“Borrower”), ADVANCED LIFE SCIENCES HOLDINGS, INC. (“Holdings”) and MICHAEL FLAVIN (“Flavin” and together with Holdings, the “Guarantors”) and THE LEADERS BANK (“Lender”).

WITNESSETH

WHEREAS, on September 9, 2010, the Borrower and Guarantors entered into that certain Second Amended and Restated Loan Agreement (the “Loan Agreement”), pursuant to which Lender agreed to continue extending financial accommodations to the Borrower in the form of a term loan in the principal amount of $8,500,000 (the “Loan”);

WHEREAS, in furtherance of the Loan, Borrower executed the Second Amended and Restated promissory note in the principal amount of $8,500,000 in favor of the Lender (the “Note”) on September 9, 2010;

WHEREAS, to secure the Borrower’s obligations under the Note and Loan Agreement, Borrower also executed an Amended and Restated Security Agreement dated September 9, 2010 (the “Borrower’s Security Agreement”) in favor of Lender pursuant to which Borrower granted a security interest in all of Borrower’s assets;

WHEREAS, as further security for the Loan, each Guarantor executed a guaranty dated September 9, 2010 (together, the “Guaranties”);

WHEREAS, Holdings also executed an Amended and Restated Security Agreement (“Holdings Security Agreement”), Amended and Restated Pledge Agreement (“Pledge Agreement”), and Collateral Assignment of Abbott License (“Collateral Assignment”, and together with the Security Agreement, Holdings Security Agreement, the Pledge Agreement, the “Collateral Documents”) on September 9, 2010, each in favor of Lender, as further security for the Loan;

WHEREAS, pursuant to Section 3.3 of the Loan Agreement, Borrower was required to make a mandatory prepayment of $1,500,000 in full on October 1, 2010 (the “Mandatory Prepayment”);

WHEREAS, failure to make a payment constitutes an Event of Default under the Note and Loan Agreement (the “Existing Default”);

WHEREAS, notwithstanding the existence of this continuing Event of Default, Borrower has requested that Lender forbear from enforcing its rights and remedies under the Note, Loan Agreement and the other Collateral Documents relating to this Existing Default for a specified period of time, provided that the Borrower and each Guarantor executes this Agreement and performs and meets the conditions of the forbearance set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, Borrower, each Guarantor and Lender agree as follows:

1.             Incorporation of Recitals.  The Recitals set forth above are incorporated herein, are acknowledged by Borrower to be true and correct and are made a part hereof.

2.             Definitions.

2.1          All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement, as amended by this Forbearance.

2.2          The following terms used in this Forbearance shall have the meaning set forth below:

“Collateral Documents” shall have the meaning set forth in the recitals.

“Existing Default” shall have the meaning set forth in the recitals.

“Guarantors” shall have the meaning set forth in the recitals.

“Forbearance Default” shall mean (a) the occurrence of any default or event of default under the Loan Documents (other than the Existing Default), (b) the failure of Borrower to comply with any term, condition, or covenant set forth in this Forbearance within the time frame set forth, (c) any representation made by Borrower under or in connection with this Forbearance shall prove to be materially false as of the date when made, (d) the occurrence of a Material Creditor Action, (e) failure of Borrower to comply with its obligations under Section 3 of this Forbearance, (f) the failure of either Guarantor to execute a Reaffirmation of Guaranty, or (g) the filing of any petition (voluntary or involuntary) by Borrower or either Guarantor under the insolvency or bankruptcy laws of the United States or any state.

“Forbearance Period” shall mean the period of time between the date of this Amendment and the Forbearance Termination Date, inclusive.

“Forbearance Termination Date” shall mean the earlier to occur of (a) January 3, 2011 (b) immediately upon the occurrence of a Material Creditor Action, or (c) the date upon which any Borrower receives a written notice from Lender that a Forbearance Default (other than a Material Creditor Action) has occurred.

“Loan” shall have the meaning set forth in the recitals.

“Loan Agreement” shall have the meaning set forth in the recitals.

“Loan Documents” shall mean, collectively, the Note, the Loan Agreement, the Guaranties, the Collateral Documents and the Forbearance.

“Note” shall have the meaning set forth in the recitals.

“Material Creditor Action”  shall have the meaning set forth in Section 9 hereof.

3.             Borrower’s Obligations.  Borrower shall make the remainder of the Mandatory Prepayment in the amount of $1,080,000 on or before January 3, 2011.  Borrower shall also engage Waypoint Advisors and Waypoint Capital (“Waypoint”) on or before November 19, 2010, pursuant to an engagement letter defining the scope of services reasonably acceptable to Lender and providing for payment to Waypoint of its fees in a manner acceptable to Lender, for the purposes of reviewing the Borrower’s current business plan and financial statements and making recommendations to Borrower about proposed changes to the business plan, methods for reducing expenditures and proposed budgets for the Borrower.   On or before December 15, 2010, Borrower will submit for Lender’s review a business plan created with the assistance of Waypoint that outlines its future capital operating and capital expenditure budgets and plans for future equity raises.  On or before December 3, 2010 Borrower and Holdings shall transfer its principal operating accounts to the Lender.   Failure by the Borrower to complete any of the above listed tasks on or before the date specified will be a Forbearance Default.

4.             The Existing Default.  Borrower acknowledges and agrees that it failed to make the Mandatory Prepayment required under Section 3.3 of the Loan Agreement on or before October 1, 2010. Borrower and each Guarantor hereby acknowledge and agree that the Loan Documents are, and as of the date hereof, valid and binding agreements and obligations of the parties thereto, and that neither Borrower nor either Guarantor has any defense, offset or counterclaim against Lender or the exercise of remedies by any Lender with respect to the Loan. Borrower and each Guarantor hereby waives and releases, to the extent that any such defense, offset or counterclaim may exist, each and every such defense, offset, and counterclaim, including, without limitation, all those arising by reason of (a) any and all amendments and modifications of any Loan Document, (b) any and all alterations, accelerations, extensions, or other changes in the time or manner of payment or performance of Borrower’s or either Guarantor’s obligations, (c) any and all increases or decreases in the rate of interest or other charges, (d) the release, substitution, or addition of any collateral or any guaranties, (e) any failure of Lender to give notice of default to Borrower or either Guarantor, (f) any failure of Lender to pursue Borrower or any of its property with due diligence, and (g) any failure of Lender to resort to collateral or to remedies which may be available to it.  Borrower and each Guarantor waive any notice of a Forbearance Default, and neither Borrower nor either Guarantor shall assert any defense to an action, suit or proceeding initiated by the Lender to enforce the Loan Documents after the Forbearance Termination Date, and, in the event Borrower or either Guarantor does, or attempts to do so, this Forbearance may be interposed as a complete bar to such defense.

5.             Forbearance.  Subject to the terms and conditions set forth herein, and provided that no Forbearance Default occurs, effective as of the “Effective Date” (as defined below) Lender agrees to forbear from (a) exercising any of its rights and remedies under any Loan Document that may exist by virtue of the Existing Defaults until the earlier of (i) January 3, 2011 or (ii) the occurrence of a Forbearance Default (the “Forbearance Termination Date”).  From and after the Forbearance Termination Date, the agreement of the Lender to forbear as set forth in this Forbearance shall automatically and without further notice or other action terminate and be of no force and effect.  However, nothing in this agreement shall be construed to be a waiver or acquiescence in the Existing Default and such Existing Default shall continue in existence, subject only to Lender’s agreement, as set forth herein, not to enforce it’s remedies for a limited period of time.

6.             Material Creditor Action.  Lender’s obligation to forbear hereunder is conditioned upon the creditor or creditors of Borrower refraining from taking any Material Creditor Action during the term of this Forbearance.  In the event that any such creditor or creditors takes a Material Creditor Action all of Lender’s obligations hereunder shall terminate without notice.  For purposes of this Section 6, a Material Creditor Action is an action by a creditor or creditors to accelerate a debt or to reduce, limit, alter the terms of or terminate credit made available to Borrower involving the economic equivalent value of $25,000 or more in the aggregate.

7.             Conditions to Effectiveness.  This Forbearance shall be effective as of November 23, 2010 provided that the following conditions are met, in form and substance satisfactory to Lender, prior to November 23, 2010:

7.1          Delivery of Documents.  The following shall have been delivered to Lender, each duly authorized and executed and each in form and substance satisfactory to Lender:

(a)           this Forbearance;

(b)           such other instruments, documents, certificates, consents, waivers and opinions as Lender reasonably may request.

7.2          Performance; No Default.  The Borrower shall have performed and complied with all agreements and conditions contained in the Loan Documents to be performed by or complied with by it, and no Event of Default shall exist other than the Existing Event of Default.

In the event that all conditions set forth in this Section 7 shall not have been satisfied on or before the close of business on November 23, 2010, this Forbearance shall be null and void and Lender shall have the right to proceed to exercise all of its remedies under the Loan Documents.

8.             Representations and Warranties.  Borrower and Guarantor each represents and warrants to Lender that:

8.1          As of the close of business November 16, 2010, the principal amount of the Loan, in addition to accrued and unpaid interest with respect to the Loan, is $8,080,000.00 and;

8.2          Borrower and each Guarantor has fully and accurately disclosed its/his financial condition to Lender as of the date hereof;

8.3          There are no other known Defaults other than the Existing Default as of the date hereof;

8.4          Upon the execution and delivery hereof, this Forbearance will be valid, binding and enforceable upon Borrower and Guarantors in accordance with its terms.

9.             No Default by, or Claims Against, Lender.  Borrower and each Guarantor agree with Lender that (a) Lender has not defaulted in the observance or performance of any of Lender’s obligations under the Loan Documents or with respect to the Loan, (b) Lender is not liable to any Borrower or either Guarantor in any way for any thing whatsoever, whether or not relating to the Loan, and that neither Borrower nor either Guarantor has any claims or causes of action against Lender of any nature whatsoever whether or not relating to the Loan Or the Loan Documents, and (c) to the extent that any may exist, Borrower and each Guarantor hereby releases, remises, acquits and forever discharges Lender and Lender’s employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporation, and related corporate divisions (all of the foregoing hereinafter called the “Released Parties”), from any and all action and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, now existing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Forbearance and the Loan Documents (all of the foregoing hereinafter called the “Released Matters”).  Borrower and each Guarantor acknowledge that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.  Borrower and each Guarantor represents and warrants to Lender that he/it has not purported to transfer, assign or otherwise convey any right, title or interest in any Released Matter to any other person or entity and that the foregoing constitutes a full and complete release of all Released Matters.

10.          No Waiver by, or Imposition of Liability on, Lender.  Borrower and each Guarantor acknowledges and agrees that neither the execution of this Forbearance by Lender nor the acceptance of payments hereunder by Lender, nor any other matter relating to the execution, delivery or performance of this Forbearance by Lender shall, or shall be deemed to, in any way, forgive, reinstate, extend maturity, waive, alter or release any Borrower’s obligations or either Guarantor’s obligations with respect to the Loan or under any of the Loan Documents, or affect or modify or derogate in any way any of Lender’s rights or remedies with respect to defaults of Borrower, or impose any liability on Lender.  Borrower and each Guarantor acknowledges and agrees that interest and other charges shall continue to accrue on the remaining indebtedness of the Loan until all such remaining indebtedness and all interest and other charges accruing thereon or payable in connection therewith have been paid in full.

11.          Lender’s Attorneys’ Fees.  Contemporaneously with the execution of this Forbearance by Lender, Borrower shall pay or cause to be paid to Lender all of Lender’s attorneys’ fees incurred in connection with the negotiation and documentation of this Forbearance, all recording fees and charges, title insurance charges and premiums, appraisal fees, and all other expenses, charges, costs and fees necessitated by or otherwise relating to this

Forbearance shall be paid as other fees and expenses spent by the Bank to enforce its rights under the Note.

12.          Effect and Construction of Agreement.  Except as provided herein, the Loan Documents previously executed shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to (i) waive or impair any rights, power or remedies of Lender under the Loan Documents upon termination of the Forbearance Period with respect to the Existing Default or otherwise; (ii)  constitute an agreement by Lender or require Lender to extend the Forbearance Period, or grant additional forbearance periods, or extend time for payment of any of the obligations; or (iii) make any Loans or other extensions of credit to Borrower after termination of the Forbearance Period.  Each Guarantor hereby reaffirms his/its guaranty in connection with this Forbearance.  In the event of any inconsistency between the terms of this Agreement and the Loan Documents executed prior the date of this Forbearance, this Forbearance shall govern.  Borrower and each Guarantor acknowledge that it/he has consulted with counsel and with other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Forbearance.  This Forbearance shall be construed without any regard to any presumption or rule requiring that it be construed against the party causing this Forbearance or any part hereof to be drafted.

13.          References.  From and after the Effective Date, (i) all terms used which are defined in the Loan Documents shall be deemed to refer to such terms as amended by this Forbearance, (ii) all references in Loan Documents to any Loan Document shall be deemed to refer to such Loan Document as amended by this Forbearance, and (iii) the defined term “Loan Documents” shall be understood to include all documents, instruments, agreements and certificates which such defined term encompassed under the Notes, Loan Agreement, Guaranties and Collateral Documents.

14.          No Waiver or Other Forbearance.  Except as otherwise expressed herein, the execution, delivery and effectiveness of this Forbearance shall not operate as a waiver of or forbearance with respect to any right, power or remedy of Lender under any of the Loan Documents, nor constitute a waiver of or forbearance with respect to any other provision of the Loan Documents.

15.          No Further Amendments; Ratification of Liability.  Except as amended hereby, the Loan Documents shall remain in full force and effect in accordance with its respective terms.  Borrower and each Guarantor hereby ratifies and confirms its liabilities, obligations and agreements under each of the Loan Documents, as applicable, each as amended by this Forbearance, and acknowledges that (i) it has no, claims or set-offs to the enforcement by Lender of such liabilities, obligations and agreements, (ii) Lender has fully performed all obligations to Borrower which it may have had or has on and as of the date hereof and (iii) other than as specifically set forth herein, Lender (A) expressly reserves and preserves all of its rights and remedies under the Loan Documents and (B) does not waive, diminish or limit any term or condition contained in the Loan Documents.  Lender’s agreement to the terms of this Forbearance or any other amendment of the Loan Documents shall not be deemed to establish or create a custom or course of dealing between Lender and Borrower or Lender and either Guarantor.  The Loan Documents, as amended by this Forbearance, contain the entire agreement between Lender, Borrower and each Guarantor with respect to the transactions contemplated hereby.

16.          No Partnership.  The relationship between Borrower and Lender is that of a debtor and creditor.  Nothing contained in this Forbearance shall be deemed to create a partnership or joint venture or other relationship between Lender and Borrower or between Lender and any other party, or to cause Lender to be liable or responsible in any way for the actions, liabilities, debts or obligations of the Borrower or any other party.

17.          Applicable Law.  This Forbearance and the rights and obligations of the parties hereto and all other aspects hereof shall be deemed to be made under, shall be governed by, and shall be construed and enforced in accordance with, the internal laws (as opposed to the conflict of laws provision) and decisions of the State of Illinois.

18.          Counterparts.  This Forbearance may be executed in one or more counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

19.          Further Assurances.  Borrower and each Guarantor covenants and agrees that it/he will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as reasonably may be required by Lender in order to effectuate fully the intent of this Forbearance.

20.          Severability.  If any term or provision of this Forbearance or the application thereof to any party or circumstance shall be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, the validity, legality and enforceability of the remaining terms and provisions of this Forbearance shall not in any way be affected or impaired thereby, and the affected term or provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Forbearance.

21.          Notices.  Any notice to any party hereto shall be given in the manner and to the party at the address of such party in accordance with the provisions of the Loan Documents.  The notice address for the each of the parties shall be as follows:

to the Borrowers: Advanced Life Sciences, Inc. 1440 Davey Road Woodridge, Illinois 60517 Attn: John Flavin with a copy to: John Glassgow Lathrop & Gage LLP 100 North Riverside Plaza

to the Lender:

The Leaders Bank
2001 York Road
Suite 150
Oak Brook, Illinois 60523

with a copy to:

Freeborn & Peters LLP
311 South Wacker Drive
Suite 3000
Chicago, Illinois 60606
Attn: Joel Cooper, Esq.

Suite 2100
Chicago, Illinois 60606

to the Guarantors:

Advanced Life Sciences Holdings, Inc.
1440 Davey Road
Woodridge, Illinois 60517
Attn: John Flavin

Michael Flavin
Royal Swan Lane
Darien, Illinois 60561

22.          Captions.  The captions in this Forbearance are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Forbearance or any of the provisions hereof.

IN WITNESS WHEREOF, this Forbearance has been executed and delivered on the date first set forth above.

BORROWER	ADVANCED LIFE SCIENCES, INC.

	By:	/s/ John L. Flavin
	Its:	President

GUARANTORS
/s/ Michael T. Flavin
MICHAEL FLAVIN

ADVANCED LIFE SCIENCES HOLDINGS, INC.

	By:	/s/ John L. Flavin
	Its:	President & Chief Financial Officer

LENDER	THE LEADERS BANK

	By:	/s/William E. Navolio
	Title:	EVP and General Counsel